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                                                                   EXHIBIT 24.4



                         [MCMANUS & CO., P.C., LETTERHEAD]


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this S-8 Registration Statement of our report dated May 14, 1997 on our audit of the consolidated financial statements of ARXA International Energy, Inc. and Subsidiary. We also consent to the reference to our firm under captions "Selected Financial Data" and "Experts".

/s/ McManus & Co., P.C.

McManus & Co., P.C.
Certified Public Accountants
Morris Plains, New Jersey


December 4, 1997